EXHIBIT 23

                       AUDITORS' CONSENTS
                          EXHIBIT 23(a)
                 CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. _________) and the related Prospectus pertaining to the Worthington Industries, Inc. Deferred Profit Sharing Plan of our report dated June 13, 1994, with respect to the consolidated financial statements of Worthington Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended May 31, 1994 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                              /s/Ernst & Young LLP


                              Ernst & Young LLP

Columbus, Ohio
March 6, 1995